UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2007

Theater Xtreme Entertainment
Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 455-1334

_________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2007, the Registrant entered into the material agreements described under Item 3.02 below which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On March 6, 2007, the Registrant entered into a Securities Purchase Agreement with Kinzer Technology, LLC. (“Kinzer”) for the purchase of (i) a $2,700,000 non-convertible 10% debenture (the “Debenture”) and (ii) warrants (the “Warrants”) to purchase up to 460,600 shares of the Registrant’s common stock (the “Financing”). Kinzer paid the purchase price for the Debenture and Warrants by delivery of $2,000,000 in immediately available funds and the balance of the purchase price by canceling a $700,000 non-convertible 10% debenture previously issued to Kinzer by the Registrant. Originally, the cancelled $700,000 debenture matured on November 15, 2007 (or earlier in the event the Registrant effected certain financings).

Kinzer is an affiliate of a non-bank Fortune 500 company.

The Registrant used approximately $520,000 of the cash proceeds of the Financing to repay in full certain obligations of the Registrant which would have otherwise matured in October, 2007. The Registrant anticipates that the remaining cash proceeds of the Financing, net of transaction expenses and accrued interest on the cancelled $700,000 debenture, will be used for general corporate purposes.

The Debenture matures on the earlier of March 6, 2010 or the date that the Registrant shall have received, after March 6, 2007, net proceeds of at least $6,000,000 from debt and/or equity financings. The Debenture bears interest at 10% per annum.

The Warrants have an exercise price of $1.10 per share. The Warrants are subject to a full ratchet price protection for the five-year life of the Warrants.

The Financing was made in reliance on an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document

10.1	Securities Purchase Agreement dated March 6, 2007 by and between Theater Xtreme Entertainment Group, Inc. and Kinzer Technology, LLC

10.2	Non-Convertible 10% Debenture dated March 6, 2007 made by Theater Xtreme Entertainment Group, Inc. and payable to the order of Kinzer Technology, LLC in the amount of $2.7 million

10.3	Common Stock Purchase Warrant dated March 6, 2007 for the purchase of up to 460,600 shares of Theater Xtreme Entertainment Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

March 6, 2007	By:	/s/ Scott R. Oglum
	Name:	Scott R. Oglum
	Title:	Chief Executive Officer